              As filed with the Securities and Exchange Commission
                              on November 6, 1995

                           Registration No. 33-______
                     --------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    ------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               Cordis Corporation
              ---------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                     Florida
          -----------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                   59-0870525
                       ----------------------------------
                      (I.R.S. employer identification no.)

               14201 N.W. 60th Avenue, Miami Lakes, Florida 33014
               --------------------------------------------------
               (Address of principal executive offices) (Zip code)

           Cordis Corporation Director Non-Qualified Stock Option Plan
           -----------------------------------------------------------
                            (Full title of the plan)

                            Ana Maria Gonzalez, Esq.
                               Cordis Corporation
                             14201 N.W. 60th Avenue
                           Miami Lakes, Florida 33014
                       -----------------------------------
                     (Name and address of agent for service)

                                 (305) 824-2000
                     -------------------------------------
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                              Peter J. Romeo, Esq.
                                 Hogan & Hartson
                                 Columbia Square
                           555 Thirteenth Street, N.W.
                             Washington, D.C. 20004
                                 (202) 637-5805

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------
Title of securities       Amount to be   Proposed           Proposed maximum    Amount of
to be registered          registered     maximum offering   aggregate offering  registration fee
                                         price per share    price
----------------------------------------------------------------------------------------------------
Common Stock,             100,000        $108.375 (1)       $10,837,500          $3,737
par value $1.00 per share
----------------------------------------------------------------------------------------------------
Stock Options             100,000        - 0 - (2)          - 0 -                 - 0 -
----------------------------------------------------------------------------------------------------

         (1) Estimated pursuant to Rule 457(h) under the Securities Act of 1933 as of October 27, 1995 solely for the purpose of calculating the registration fee.

         (2)  Options  to buy  common  stock  granted  at no cost to  optionees.
Registration  fee for options  included in  registration  fee for common  stock.
--------------------------------------------------------------------------------
Pursuant to Rule 429 this registration statement also constitutes a post effective amendment to registration statement No. 33-44953.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         Cordis Corporation (the "Registrant") hereby incorporates by reference into this registration statement the following documents:

         (a) The Registrant's Annual Report on Form 10-K for the year ended June 30, 1995;

         (b) All reports filed with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 since June 30, 1995;

         (c) The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on October 28, 1968; and

         (d) All documents filed by the Registrant subsequent to the date hereof pursuant to Sections 13(a) and (c), 14, or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold.

Item 4.  Description of Securities.

                Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Ana M. Gonzalez, Esq., Secretary and Acting General Counsel of the Registrant, rendered the legal opinion set forth in Exhibit 5 hereto.

Item 6.  Indemnification of Directors and Officers.

         (a) Article VIII of the Registrant's Bylaws provides as follows:

Each person who at any time is, or shall have been, a director, officer, employee or agent of the Corporation, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is, or was, a director, officer, employee or agent of the Corporation, or served at the request of the Corporation as a director, officer, employee or agent of the Corporation, or served at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding to the full extent and subject to the limitations provided under subsections 14 and 15 of Section 608.13 of the Florida Statutes and subsections
(1) and (2) of Section 5 of the Florida General Corporation Act. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which any such director, officer, employee or agent may be entitled under any other bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         (b) Section 607.0850 of the Florida Business Corporation Act, entitled "Indemnification of officers, directors, employees and agents," is set forth as
Exhibit 28.2 to this Registration Statement and is incorporated herein by reference.

         (c) Cordis Corporation has in effect a policy of liability insurance covering its directors and officers.

                                      * * *

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of the expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

Exhibit
Number                            Description
------                            -----------

   4         Cordis Corporation Director Non-Qualified Stock Option Plan

   5         Opinion of Ana M. Gonzalez, Esq.

  24.1       Consent of Ana M. Gonzalez, Esq. (See Exhibit 5)

  24.2       Consent of Deloitte & Touche

  28         Section 607.0850 of the Florida Business Corporation Act


Item 9.  Undertakings.

             (a)      The undersigned Registrant hereby undertakes:

                            (1) To file,  during any  period in which  offers or
                     sales are being made, a post-effective amendment to this registration statement:

                            (i) To include  any  prospectus  required by Section
                     10(a)(3) of the Securities Act of 1933;

                            (ii) To  reflect  in the  prospectus  any  facts  or
                     events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                            (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) The undertaking concerning indemnification is a set forth under the response to Item 6.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Miami Lakes, Florida, on this day of October, 1995.

                               Cordis Corporation


                               By:/s/
                                  ------------------
                                  Robert C. Strauss
                                  Chairman of the Board,
                                  President and Chief
                                  Executive Officer



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert C. Strauss and Alfred Novak, jointly and severally, each in his own capacity, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                         TITLE                                DATE
---------                         -----                                ----



/s/Robert C. Strauss      Chairman of the Board,                October   , 1995
------------------        President and Chief Executive
Robert C. Strauss         Officer (Principal Executive
                          Officer)

SIGNATURE                                TITLE                      DATE
---------                                -----                      ----



/s/Alfred J. Novak                  Vice President and         October   , 1995
-------------------                 Chief Financial Officer
Alfred J. Novak                     (Principal Financial
                                    Officer, and Principal
                                    Accounting Officer)



/s/Richard W. Foxen                 Director                   October   , 1995
--------------------
Richard W. Foxen



--------------------                Director                   October   , 1995
Donald F. Malin, Jr.



/s/David R. Challoner               Director                   October   , 1995
--------------------
David R. Challoner



/s/Catherine M. Burzik              Director                   October   , 1995
--------------------
Catherine M. Burzik



/s/Patricia K. Woolf                Director                   October   , 1995
--------------------
Patricia K. Woolf



/s/J.L. de Ruyter van Steveninck    Director                   October   , 1995
--------------------
J.L. de Ruyter van Steveninck



/s/William J. Razzouk               Director                   October   , 1995
--------------------------
William J. Razzouk



/s/Wilton W. Webster, Jr.           Director                   October   , 1995
--------------------------
Wilton W. Webster, Jr.

                                  EXHIBIT INDEX

Exhibit
Number                   Description                                        Page
------                   -----------                                        ----

  4                      Cordis Corporation Director Non-Qualified
                         Stock Option Plan

  5                      Opinion of Ana M. Gonzalez, Esq.

 24.1                    Consent of Ana M. Gonzalez, Esq.
                         (See Exhibit 5)

 24.2                    Consent of Deloitte & Touche

 28                      Section 607.0850 of the Florida
                         Business Corporation Act

                                                                    Exhibit 4
                                                                    ---------

                                                            CORDIS CORPORATION
                                                        DIRECTOR NON-QUALIFIED
                                                             STOCK OPTION PLAN

                               CORDIS CORPORATION
                                    DIRECTOR
                         NON-QUALIFIED STOCK OPTION PLAN


1.       Purpose.
         -------

         The purpose of this Director Non-Qualified Stock Option Plan (the "Plan") is to further the interest of the Company and its shareholders by providing incentives in the form of stock option grants to Directors of the Corporation. The grants will recognize the expertise and contributions provided to the Corporation by the members of the Board of Directors and provide the Directors with a proprietary interest in the Company, thus enhancing their personal interest in the Company's continued success and progress. This program will also assist the Company in attracting and retaining individuals with a high level of competence and ability to contribute to the governance and management of the Company. The options granted under this Plan will be nonstatutory options taxed under Section 83 of the Internal Revenue Code of 1986, as amended.

2.       Definitions.
         -----------

         The following definitions shall apply to this Plan:

         (a)    "Board" means the Board of Directors of the Company.

         (b)    "Code" means the Internal Revenue Code of 1986, as amended.

         (c) "Common Stock" means the Common Stock, par value $1.00 per share of the Company or such other class of shares or securities as to which the Plan may be applicable pursuant to Section 11 herein.

         (d)    "Company" means Cordis Corporation.

         (e) "Date of Grant" means the date on which an option to purchase Common Stock of the Company is granted pursuant to this Plan.

         (f) "Director" means an individual appointed to the Board of Directors and awaiting election and qualification by the shareholders of the Corporation or an individual who is duly elected and qualified by the shareholders of the Corporation as a member of the Board of Directors.

         (g) "Fair Market Price" shall mean the quoted market price of the Common Stock of the Corporation, which shall, unless otherwise determined by the Board, be the closing price as reported by NASDAQ Over-the-Counter National Market System or the last reported sale price prior to the date as of which such market price is being determined.

         (h)    "Option" means a Stock Option granted pursuant to the Plan.

         (i)    "Optionee" means a Director who receives an Option.

         (j) "Plan" means the Cordis Corporation Director Non-Qualified Stock Option Plan.

         (k) "Share" means the Common Stock, as may, from time to time, be adjusted in accordance with Section 11 of the Plan.

3.       Administration.

         This Plan will be administered by the Compensation Committee of the Board ("Committee"). A majority of the Committee constitutes a quorum for the purposes of administering the Plan, and all determinations of the Committee shall be made by a majority of the members present at a meeting at which a quorum is present or by the unanimous written consent of the members of the Committee.

         The Committee has full and exclusive power to construe and interpret this Plan, to prescribe, amend, and rescind rules and regulations relating to this Plan, and to take all actions necessary or advisable for the Plan's administration. Any such determination made by the Committee will be final and binding on all persons. A member of the Committee will not be liable for performing any act or making any determination in good faith.

4.       Shares Subject to Option.
         -------------------------

         Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan shall be 200,000. Such Shares may be authorized, but unissued, or may be treasury shares. If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares that were subject to the Option shall, unless the Plan has then terminated, be available for other Options under the Plan.

5.       Participants.
         -------------

         Each Director on the Board of Directors of the Company who is not also an employee of the Company is eligible to participate in this Plan.

6.       Option Grants.
         --------------

         Each year, on July 1 of such year, for the duration of this Plan, each Director shall receive a grant of the option to purchase two thousand (2,000) shares of the Common Stock of the Company, subject to the Option Requirements set forth in the following Section 7.

7.       Option Requirements.
         --------------------

         Each Option granted under this Plan shall satisfy the following requirements:

                (a) Written Option. An Option shall be evidenced by a written instrument specifying (i) the number of Shares that may be purchased by its exercise, and (ii) such other terms and conditions as may be consistent with the Plan.

                (b) Exercise Price. The exercise price of such Share subject to the Option shall be equal to the Fair Market Value of the Share at the Option's Date of Grant.

                (c) Duration of Option. Each Option will expire on the tenth anniversary of its Date of Grant. If an Optionee's service as a member of the Board of Directors of the Company terminates before the expiration date for an Option, the Option owned by such Optionee shall expire on the earlier of the dates stated in this subsection or the date stated in subsections (d), (e), (f) or (g) below.

                (d) Death. In the case of the death of an Optionee, all outstanding Options will become exercisable on the date of death of such Optionee and, thereafter, be available for exercise for a period of one year from the date of death, subject to any adjustments under Section 11 herein.

                (e) Disability. In the case of the disability of an Optionee and a resulting termination of service on the Board of Directors of the Company, the outstanding Options of such Optionee will continue to vest during the period of disability and will terminate in accordance with each such Option's original term during such period, subject to any adjustments under Section 11 herein. For the purposes of this subsection, an Optionee will be considered disabled if he or she is permanently disabled to the extent that it is impossible for such Optionee to perform the normal functions expected and required of a Director of the Company. All such determinations of disability shall be in the sole discretion of the Board and the Board's determination of such disability shall be final and binding on any Optionee for the purposes of this Plan.

                (f) Retirement. If the Optionee's service as a Director on the Board of Directors of the Company terminates by reason of normal retirement under and pursuant to the Cordis Corporation Director Retirement Plan, the unexercised Options of such retired Directors outstanding at the time of retirement will continue to vest subsequent to the Director's retirement and such options will terminate in accordance with their original term, subject to any adjustment under Section 11 herein.

                (g) Termination of Services. If the Optionee ceases service on the Board of Directors of the Company for any reason other than death, disability or retirement of the Optionee (as described above), any Options held by the Optionee shall remain exercisable for a period of three months from the date of cessation of service on the Board of Directors to the extent it was exercisable at the time of cessation of service on the Board of Directors, and thereafter all such options shall terminate together with all rights hereunder, to the extent such options were not previously exercised. If, however, such cessation of service occurs after age sixty-five, any Option held by the Optionee shall remain exercisable for a period of one year from the date of cessation of service on the Board of Directors to the extent it was exercisable at the time of such cessation of service, and thereafter, all such options shall terminate together with all rights hereunder, to the extent such options were not previously exercised. Notwithstanding the provisions of the paragraph, however, if the Optionee shall be removed from service on the Board of Directors for cause (which shall be defined as participation in conduct during service on the Board consisting of fraud, felony, willful misconduct or commission of any act which causes or may reasonably be expected to cause substantial damage to the Company) each Option to the extent not previously exercised shall terminate at once.

                (h) Change of Control. If the Company undergoes a change of control as defined in this subsection, all Options outstanding on the date of the change in control shall be

100% vested, notwithstanding the requirements of subsection (j) below. For this purpose, a "change of control" means the following:

                (i) The acquisition by any person of direct or indirect beneficial ownership of the Company's outstanding voting securities in a quantity sufficient to cause a change in the composition of the Company's Board of Directions. For purposes of this provision, the term "person" means any group, corporation, partnership, association, trust (other than any trust holding stock for the account of Employees of the Company pursuant to any stock purchase, ownership or employee benefit plan of the Company), business entity, estate, or natural person, and "beneficial ownership" means the direct or indirect power to vote or to direct the voting of the security or the direct or indirect power to dispose or direct the disposition of the security.

                (ii) Completion of a tender offer or exchange offer for and acquisition of 50% or more of the voting securities of the Company that is required to be reported by the offeror to the Securities and Exchange Commission pursuant to Section 14(d) of the Securities Exchange Act of 1934 and the regulations promulgated thereunder.

                (iii) The merger or consolidation of the Company with or into another corporation, other than a wholly-owned subsidiary of the Company, or the transfer of all or substantially all of the assets of the Company, other than to a wholly-owned subsidiary of the Company.

         (i) Conditions Required for Exercise. Options granted under this Plan shall be exercisable only to the extent they are vested as described in subsection (j) below. In addition, each Option issued under the Plan is exercisable only if the issuance of Shares pursuant to the exercise would be in compliance with applicable securities laws, as contemplated by Section 9 of the Plan.

         (j) Vesting of Option. Options granted under the Plan shall not vest, in whole or in part, until one year after the date of grant, except as provided in subsection (d).

         (k) Other Benefits. Each grant of an Option may be accompanied by the grant of any other benefit so long as the other benefit is not inconsistent with the terms of this Plan.

8.       Method of Exercise.
         ------------------

         An Option granted under this Plan shall be deemed exercised when the Director entitled to exercise the Option (a) delivers written notice to the Secretary of the Company of the decision to exercise, (b) concurrently tenders to the Company full payment for the Shares to be purchased pursuant to the exercise, and (c) complies with such other reasonable requirements as the Board establishes pursuant to Section 7 of the Plan. Payment for Shares with respect to which an Option is exercised may be made in cash or check. No person will have the rights of a shareholder with respect to Shares subject to an Option granted under this Plan until a certificate for the Shares has been delivered to him.

         An Option granted under this Plan may be exercised in increments of not less than 100 shares, or, if less, the full number of Shares remaining subject to the Option. A partial exercise of an Option will not affect the holder's right to exercise the Option from time-to-time in accordance with this Plan as to the remaining Shares subject to the Option.

9.       Taxes; Compliance with Law; Approval of Regulatory Bodies.
         ----------------------------------------------------------

         The Company, if necessary or desirable, may pay or withhold the amount of any tax attributable to any Shares deliverable under this Plan, and the Company may defer making delivery or payment until it is indemnified to its satisfaction for that tax. Options are exercisable, and Shares can be delivered under this Plan, only in compliance with all applicable federal and state laws and regulations, including, without limitation, state and federal securities laws, and the rules of all stock exchanges on which the Company's stock is listed at any time. An Option is exercisable only if either (a) a registration statement pertaining to the Shares to be issued upon exercise of the Option has been filed with and declared effective by the Securities and Exchange Commission and remains effective on the date of exercise, or (b) an exemption from the registration requirements of applicable securities laws is available. This Plan does not require the Company, however, to file such a registration statement or to assure the availability of such exemptions. Any certificate issued to evidence Shares issued under the Plan may bear such legends and statements, and shall be subject to such transfer restrictions, as the Board deems advisable to assure compliance with federal and state laws and regulations and with the requirements of this Section. Each Option may not be exercised, and Shares may not be issued under this Plan, until the Company has obtained the consent or approval of every regulatory body, federal or state, having jurisdiction over such matters as the Board deems advisable.

         Each person who acquires the right to exercise an Option by bequest or inheritance may be required by the Board to furnish reasonable evidence of ownership of the Option as a condition to his exercise of the Option. In addition, the Board may require such consents and releases of taxing authorities as the Board deems advisable.

10.      Assignability.
         --------------

         An Option granted under this Plan is not transferable except by will or the laws of descent and distribution. During the lifetime of an Optionee, his Options are exercisable only by him.

11.      Adjustment Upon Change of Shares.
         ---------------------------------

         If a reorganization, merger, consolidation, reclassification, recapitalization, combination or exchange of shares, stock split, stock dividend, rights offering, or other expansion or contraction of the Common Stock of the Company occurs, the number and class of Shares for which Options are authorized to be granted under this Plan, the number and class of Shares then subject to Options previously granted under this Plan, and the price per Share payable upon exercise of each Option outstanding under this Plan shall be equitably adjusted by the Board to reflect such changes. To the extent deemed equitable and appropriate by the Board, subject to any required action by stockholders, in any merger, consolidation, reorganization, liquidation or dissolution, any Option granted under the Plan shall pertain to the securities and other property to which a holder of the number of Shares of stock covered by the Option would have been entitled to receive in connection with such event.

12.      Liability of the Company.
         ------------------------

         The Company, its parent and any Subsidiary that is in existence or hereafter comes into existence, shall not be liable to any person for any tax consequences expected, but not realized by an Optionee or other person due to the exercise of an Option.

13.      Amendment and Termination of Plan.

         The Board may terminate this Plan without approval of the shareholders. However, any alteration or amendment of this Plan may only be made with the approval of the shareholders. Any amendment that alters the terms or provision of an Option granted before the amendment (unless the alteration is expressly permitted under this Plan) will be effective only with the consent of the Optionee to whom the Option was granted or the holder currently entitled to exercise it.

14.      Expenses of Plan.

         The Company shall bear the expenses of administering the Plan.

15.      Duration of Plan.

         Options may be granted under this Plan only during the 10 years immediately following the effective date of this Plan.

16.      Applicable Law.

         The validity, interpretation, and enforcement of this Plan are governed in all respects by the laws of the State of Florida and the United States of America.

17.      Effective Date.

         The effective date of this Plan shall be the date on which the Board adopts the Plan.


Adopted by the Board of Directors on June 5, 1990 and approved by the shareholders on October 23, 1990. Amendments subsequently adopted by the Board in June and August 1993 and approved by the shareholders in October, 1993.

                                                                       Exhibit 5
                                                                       ---------

                                                                      OPINION OF
                                                           ANA M. GONZALEZ, ESQ.

                                                                          Cordis
                                                                       ---------

October 31, 1995                                              Cordis Corporation
                                                          14201 N.W. 60th Avenue
                                                         Miami Lakes, Fl  33014
                                                                  (305) 824-2000
                                                              (305) 824-2747 Fax


Board of Directors                                              Mailing Address:
Cordis Corporation                                               P.O. Box 025700
14201 N.W. 60th Avenue                                     Miami, FL  33102-5700
Miami Lakes, FL  33014

Gentlemen and Madam:

This letter is submitted pursuant to the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the registration on Form S-8 (the "Form S-8") of 100,000 shares of Cordis Corporation, a Florida corporation (the "Company"), common stock, par value $1.00 per share (the "Shares"), issuable in connection with the Cordis Corporation Directors Non-Qualified Stock Option Plan (the "Plan").

For purposes of rendering this opinion as Acting General Counsel to the Company, I have examined and have relied upon the following documents:

         1.   An executed copy of the Form S-8.
         2.   A copy of the Plan.
         3.   Articles of Incorporation of the Company, as amended and restated.
         4.   The Bylaws of the Company as amended.

Based upon the foregoing, I am of the opinion that the Company is duly organized and validly existing under the laws of the State of Florida and that the Shares when issued and delivered in the manner and on the terms described in the Form S-8 and the Plan, will be legally issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the Form S-8.

Sincerely,

    /s/
Ana Maria Gonzalez
Secretary and Acting General Counsel

AMG:kb

                                                                    Exhibit 24.1
                                                                    ------------

                                                                      CONSENT OF
                                                           ANA M. GONZALEZ, ESQ.
                                                                 (See Exhibit 5)

                                                                    Exhibit 24.2
                                                                   -------------

                                                    CONSENT OF DELOITTE & TOUCHE

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Cordis Corporation on Form S-8 of our report dated August 11, 1995, appearing in the Annual Report on Form 10-K of Cordis Corporation for the year ended June 30, 1995.


Miami, Florida
November 3, 1995

                                                                      Exhibit 28
                                                                      ----------

                                                         SECTION 607.0850 OF THE
                                                    FLORIDA BUSINESS CORPORATION
                                                                             ACT

FLORIDA BUSINESS CORPORATION ACT

ss. 607.0850.  Indemnification of officers, directors, employees, and agents

         (1) A corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (2) A corporation shall have power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         (3) To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

         (4) Any indemnification under subsection (1) or subsection (2), unless pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsection (1) or subsection (2). Such determination shall be made:

                (a) By the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding;

                (b) If such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

                (c) By independent legal counsel:

                     1. Selected by the board of directors prescribed in paragraph (a) or the committee prescribed in paragraph (b); or

                     2. If a quorum of the directors cannot be obtained for paragraph (a) and the committee cannot be designated under paragraph (b), selected by majority vote of the full board of directors (in which directors who are parties may participate); or

                (d) By the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

         (5) Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, persons specified by paragraph (4)(c) shall evaluate the reasonableness of expenses and may authorize indemnification.

         (6) Expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he is ultimately found not to be entitled to indemnification by the corporation pursuant to this section. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the board of directors deems appropriate.

         (7) The indemnification and advancement of expenses provided pursuant to this section are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

                (a) A violation of the criminal law, unless the director, officer, employee, or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;

                (b) A transaction from which the director, officer, employee, or agent derived an improper personal benefit;

                (c) In the case of a director, a circumstance under which the liability provisions of s. 607.0834 are applicable; or

                (d) Willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

         (8) Indemnification and advancement of expenses as provided in this section shall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person, unless otherwise provided when authorized or ratified.

         (9) Unless the corporation's articles of incorporation provide otherwise, notwithstanding the failure of a corporation to provide indemnification, and despite any contrary determination of the board or of the shareholders in the specific case, a director, officer, employee, or agent of the corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses, if it determines that:

                (a) The director, officer, employee, or agent is entitled to mandatory indemnification under subsection (3), in which case the court shall also order the corporation to pay the director reasonable expenses incurred in obtaining court-ordered indemnification or advancement of expenses;

                (b) The director, officer, employee, or agent is entitled to indemnification or advancement of expenses, or both, by virtue of the exercise by the corporation of its power pursuant to subsection (7); or

                (c) The director, officer, employee, or agent is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether such person met the standard of conduct set forth in subsection (1), subsection (2), or subsection (7).

         (10) For purposes of this section, the term "corporation" includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, officer, employee, or agent of a constituent corporation, or is or was serving at the request of a constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, is in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         (11) For purposes of this section:

                (a) The term "other enterprises" includes employee benefit plans;

                (b) The term "expenses" includes counsel fees, including those for appeal;

                (c) The term "liability" includes obligations to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to any employee benefit plan), and expenses actually and reasonably incurred with respect to a proceeding;

                (d) The term "proceeding" includes any threatened, pending, or completed action, suit, or other type of proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal;

                (e) The term "agent" includes a volunteer;

                (f) The term "serving at the request of the corporation" includes any service as a director, officer, employee, or agent of the corporation that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries; and

                (g) The term "not opposed to the best interest of the corporation" describes the actions of a person who acts in good faith and in a manner he reasonably believes to be in the best interests of the participants and beneficiaries of an employee benefit plan.

         (12) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.